POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby authorizes James G. Hnat and Eileen P. McCarthy of
JetBlue Airways Corporation, a Delaware corporation the "Company") individually to execute for and on behalf of the undersigned, in the undersigned's capacity as an member of the Board of Directors of the Company, a Form ID and any amendments thereto, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange
Commission pursuant to Section 16(a) of the Securities
Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect only until the earlier of (1) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company;
(2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact and the Company is terminated.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of January, 2008.

_/s/ Christoph Franz______________
CHRISTOPH FRANZ

LEGALIZATION

I, the undersigned Dr. Ernst Staehelin, duly authorized Notary public in the canton of Basle-Stadt
(Switzerland), attest and certify by these presents that the foregoing signature is the true and authentic signature of Mr. Christoph Franz, German citizen, resident in Zurich.

Basle, this 21st (twenty-first)
 day of January 2008 (two thousand and eighth)

/s/____________________________
Notary Public

(seal and apostille attached)